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                                   EXHIBIT 16

                                                                January 23, 2001

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      PetMed Express, Inc. (the "Company")
         Current Report on Form 8-K
         Date of Report: January 16, 2001

Ladies and Gentlemen:

         We have read Item 4 of the Current Report on Form 8-K dated January 23, 2001 of the Company and we are in agreement with the statements contained in paragraphs one through three on page one therein. We have no basis to agree or disagree with the other statements of the Company contained therein.

         Regarding the Company's statement concerning the lack of internal control to prepare financial statements included in the second paragraph on page one therein, we had considered such matters in determining the nature, timing and extent of procedures performed in our audit of PetMed's 2000 financial statements.

                                                           Sincerely,

                                                           /s/ Ernst & Young LLP


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